Exhibit 10.4

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
RESTRICTED STOCK GRANT AGREEMENT

This Restricted Stock Grant Agreement (this “Agreement”) is entered into by and between ICO Global Communications (Holdings) Limited (“Company”), and Eagle River Investments, LLC (“Recipient”), effective as of November 11, 2005.

RECITALS

A.                                   WHEREAS, Company has utilized the services of Recipient for a number of years, particularly over the last five years, and desires to convey to Recipient adequate compensation for its services and also provide incentive to pursue the continued best interests of the Company;

B.                                     WHEREAS, Company’s Board of Directors (the “Board”) has determined to grant shares of Company’s Class A common stock to Recipient as partial payment for its historic services and continued incentive; and

C.                                     WHEREAS, the parties desire to formally articulate the terms of their arrangement.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.                                       Stock Subject to this Agreement. The stock subject to this Agreement shall be Company’s Class A common stock (the “Common Stock”), presently authorized but unissued or subsequently acquired by Company.

2.                                       Grant of Shares. Company hereby grants to Recipient, and Recipient accepts from Company, one-million (1,000,000) shares of Common Stock (the “Shares”). Recipient shall be the sole owner of the Shares, subject to this Agreement, and Company shall appropriately list Recipient as a shareholder on its corporate books and records.

3.                                       Shares Held in Escrow. Unless and until the Shares have vested in the manner set forth in Section 4, the Shares, although issued in the name of Recipient, will be held in escrow by Company as escrow agent (the “Escrow Agent”), and may not be sold, transferred or otherwise disposed of, and will not be pledged or otherwise hypothecated; notwithstanding the foregoing, Recipient may transfer some or all of the Shares in a non-revenue raising transaction to an affiliated entity, employee or non-employee service providers if the restrictions described in this Agreement also apply to the transferee. Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Shares, or otherwise note its corporate records, as to the restrictions on transfer set forth in this Agreement. The Escrow Agent will deliver to Recipient the certificate (or certificates) representing the Shares only after, and not until, the Shares have vested and all other terms and conditions in this Agreement have been satisfied.

4.                                       Vesting Requirements. Ownership of the Shares shall become vested and free from the escrow provisions of Section 3 upon the earlier of: i) 10 years from the effective date of this Agreement or ii) 90 days following the effective date of any registration under the Securities Exchange Act of 1934, as amended, covering any class of equity securities of Company.

5.                                       Status as Shareholder. Except as expressly stated in this Agreement, Recipient shall have the rights and privileges of a shareholder of Company with respect to all the Shares, regardless of their vested or unvested status, or the fact that the Shares are held in escrow (as contemplated by Section 3), including the right to vote such Shares and receive all dividends and distributions on such Shares.

6.                                       Changes in Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of Company affecting the Shares, the Shares will be increased, reduced or otherwise changed, and by virtue of any such change Recipient will, in the capacity as owner of all the Shares, including any unvested portion of the Shares, be entitled to new or additional or different shares of stock, cash or securities, in the same manner as other shareholders of Common Stock, provided that the new securities replacing the unvested Shares will be subject to all of the conditions and restrictions that were applicable to the unvested Shares pursuant to this Agreement. Company in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

7.                                       Governing Law. This Agreement shall be governed by and construed with accordance the laws of the State of Washington.

8.                                       Integration. This Agreement contains the entire agreement and understanding of the parties with respect to the subjects discussed above, including but not limited to the topics of employment and equity ownership in Company. The parties agree that this Agreement expressly supersedes all prior agreements or understandings, written or oral.

9.                                       IN WITNESS WHEREOF, the parties have signed this Agreement, effective as of the date set forth in the first paragraph of this Agreement.

COMPANY:		RECIPIENT:

ICO Global Communications (Holdings)		Eagle River Investments, L.L.C.
Limited

By:	/s/ J. Timothy Bryan	By:	/s/ Ben Wolff

Its:	CEO	Its:	President

Date:	4/5/06	Date:	4/10/06